UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  November 30, 2009

BONANZA OIL & GAS, INC.
 (Exact name of registrant as specified in charter)

Nevada	000-52171	76-0720654
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3417 Mercer, Suite E
Houston, TX   77027
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 333-5808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry Into A Material Definitive Agreement
Item 2.03                                         Creation of a Direct Financial Obligation
Item 3.02                                         Unregistered Sales of Equity Securities
Item 8.01	Other Events

Debt Financing

On November 10, 2009, Bonanza Oil & Gas, Inc. (the "Company") entered into a Loan Agreement with an accredited investor (the “November 2009 Lender”) pursuant to which the Company issued a 12% note in an aggregate principal amount of $50,000 (the “November 2009 Note”).   In addition, on September 18, 2009, the November 2009 Lender provided $55,000 in funding to the Company in consideration of a Note in the amount of $55,000 (the “September 2009 Note”).

The November 2009 Note and the September 2009 Note bear interest at the rate of 12% per annum.  The November 2009 Note matures on December 31, 2009 and the September 2009 Note matures on September 18, 2010.  The full principal amount of the notes is due upon a default.

Series A Preferred Stock

On December 2, 2009, the Company entered into a Conversion Agreement (the “Conversion Agreement”) with Robert Teague (“Teague”), Vice President of Operations and a director of the Company.  The Company is presently in debt to Teague for wages in arrears in the amount of $82,500 (the “Wages”).  Pursuant to the Conversion Agreement, Teague converted $60,000 of the Wages owed to him in consideration of 5,000,000 shares of series A Preferred Stock (the “Series A Stock”).

The above transaction was approved by the Board of Directors of the Company.  Teague recused himself from voting on such matter.  Each share of Series A Stock is convertible, at the option of the holder, into ten shares of common stock.  In addition, the holder of the Series A Stock is entitled to vote ten shares of common stock for each share of Series A Stock.  The Series A Stock has no liquidation preference.

Amendment to Secured Financing

In January 2008, the Company issued 14% Senior Secured Promissory Notes and Security to accredited investors for an aggregate principal amount of $800,000 (the “January 2008 Notes”).  One accredited investor held $750,000 (the “Secured Note”) of the January 2008 Notes (the “Secured Investor).  The January 2008 Notes matured on January 31, 2009, with interest payable on a monthly basis.  The Company’s obligations under the January 2008 Notes are secured by the Company’s interest in three prospect areas located in Borden, Hidalgo and Brazoria counties of Texas.  In addition, in May 2008, the Company entered into a Securities Purchase Agreement with the Secured Investor providing for the sale by the Company of an 8% convertible note in the principal amount of $750,000 (the “May 2008 Convertible Note” and collectively with the Secured Note, the “Restructured Notes”).  The May 2008 Convertible Note matured on May 14, 2009, and interest is payable on a quarterly basis.  The May 2008 Convertible Note is unsecured, however, in the event that the Company grants a secured interest in its assets in connection with any future financing, then the holder of the May 2008 Convertible Note will be entitled to a pari passu interest in such secured interest.  The May 2008 Convertible Note was convertible into the Company’s common stock, at a conversion price of $0.3742 per common share, as adjusted, and is subject to normal and customary anti-dilution provisions.  The Company has been advised by Triumph Small Cap Fund, Inc. (“Triumph”) and the Secured Investor that Triumph has purchased the Restructured Notes from the Secured Investor.  In order to induce Triumph to convert the Restructured Notes into shares of common stock and, in turn, to reduce the Company’s debt and avoid potentially filing for bankruptcy, the Company entered into a Letter Agreement with Triumph on December 2, 2009, pursuant to which the Restructured Notes were amended providing that Triumph may from time to time convert all or any part of the outstanding and unpaid principal amount of the Restructured Notes into shares of common stock.

The Restructured Notes are convertible into common stock, upon the Company increasing its authorized shares of common stock to 1,500,000,000, at Triumph's option, at the lesser of (i) $0.005 or (ii) a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.   Triumph has agreed to restrict its ability to convert the Restructured Notes and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company will continue to reserve and keep available at all times, free of preemptive rights, all shares of common stock available enabling the Company to issue the shares of common stock upon conversion of the Restructured Notes.  Upon increasing the authorized shares of common stock to 1,500,000,000, the Company will reserve a sufficient number of shares of common stock for the purpose of enabling the Company to issue the shares of common stock.

Corporate Restructuring

On December 2, 2009, the shareholders of the Company, holding voting control approved (i) the amendment of the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock to 1,500,000,000 and (ii) authorized 10,000,000 shares of Series D Preferred Shares, which will be blank check preferred shares, and 10,000,000 shares of Series E Preferred Shares, which will also be blank check preferred shares.  The Company intends to mail to all record holders and file the 14C Information Statement with the Securities and Exchange Commission prior to filing the amendment with the state of Nevada.  Further, the Board of Directors, pursuant to Nevada corporation law, has approved a forward split of the outstanding and authorized securities on a 2:1 basis.  The Company intends to submit all required paperwork to FINRA in order to implement the forward split.

On November 30, 2009, the Company entered into an Agreement with Whalehaven Capital Fund Limited (“Whalehaven”) pursuant to which Whalehaven agreed to waive any existing dilution event as well as remove its antidilution protection and agreed not to exercise its Series A and B Warrants (the “Warrants”) until February 28, 2010 in consideration of reduction in the exercise price of the Warrants to $.001 and issuance of a Series C Purchase Warrant to purchase 6,000,000 shares of common stock for a period of three years at $.001 per share.

The issuance of the above securities was made in reliance upon exemptions from registration pursuant to Section 4(2) and the Securities Act of 1933, as amended (the “33 Act”), and/or Regulation D as promulgated under the 33 Act.  The above transactions did not involve a public offering and each of the parties is an accredited investor.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

4.1	Note issued by Bonanza Oil & Gas, Inc. on November 10, 2009

10.1	Conversion Agreement between Bonanza Oil & Gas, Inc. and Robert Teague dated December 2, 2009

10.2	Letter Agreement between Bonanza Oil & Gas, Inc. and Triumph Small Cap Fund Ltd. dated December 2, 2009

10.3	Agreement between Bonanza Oil & Gas, Inc. and Whalehaven Capital Fund Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA OIL & GAS, INC.

Date: December 4, 2009	By:	/s/ William Wiseman
William Wiseman
President and Chief Executive Officer

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